UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Retirement of Werner Cautreels

On March 28, 2025, Werner Cautreels notified Traws Pharma, Inc. (the Company”) of his decision to retire and resign from his role as Chief Executive Officer of the Company, effective as of the close of business on the day that the Company files its Annual Report on Form 10-K for its 2024 fiscal year with the Securities and Exchange Commission (the “Termination Date”), which is currently expected to occur on or about March 31, 2025. As a result of Dr. Cautreels’ resignation, that employment agreement entered into by and between the Company and Dr. Cautreels, dated April 1, 2024, will terminate as of the Termination Date. Dr. Cautreels has advised the Company that he intends to retire and that his decision to step down from the role of Chief Executive Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices. Dr. Cautreels will continue to serve as a director on the Company’s Board of Directors (the “Board”) after the Termination Date.

In connection with Dr. Cautreels’ retirement, and subject to Dr. Cautreels executing and returning an effective waiver and release of claims, the Company has agreed to pay Dr. Cautreels a lump sum cash payment of $10,000. Additionally, after the Termination Date, Dr. Cautreels will transition to a consulting role as a special advisor of the Board, for which he will be entitled to receive compensation of $10,000 a month.

Appointment of Iain Dukes

Effective as of the Termination Date, the Board appointed Iain Dukes to serve as the Company’s Interim Chief Executive Officer. Dr. Dukes currently serves as Executive Chairman of the Board, and will continue to serve as Chairman of the Board during his service as Interim Chief Executive Officer.

The Board has not yet made any determinations with respect to changes to the compensation payable to Dr. Dukes in connection with his appointment as Interim Chief Executive Officer of the Company. However, the Company expects to enter into an amendment to Dr. Duke’s Offer Letter with the Company, dated April 1, 2024 (the “Offer Letter Amendment”), in the near term in order to modify certain terms of his current agreement to reflect the changes in his role, which will include any changes in compensation related thereto.

There is no arrangement or understanding between Dr. Dukes and any other person pursuant to which Dr. Dukes was appointed as Interim Chief Executive Officer. There are no family relationships between Dr. Dukes and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Dr. Dukes has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On March 28, 2025, the Company issued a press release announcing the management changes discussed above. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report, including Exhibit 99.1, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, including Exhibit 99.1, or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission, reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Securities and Exchange Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein.

  Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 28, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025	TRAWS PHARMA, INC.

	By:	/s/ Werner Cautreels
Werner Cautreels
Chief Executive Officer